UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of The Securities Exchange
               Act of 1934 Date of report (Date of earliest event
                             reported): June 2, 2006

                           Genelabs Technologies, Inc.
             (Exact Name of Registrant as Specified in its Charter)

          California                     0-19222               94-3010150
------------------------------   ----------------------   ----------------------
 (State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)

   505 Penobscot Drive, Redwood City, California                  94063
-------------------------------------------------------   ----------------------
      (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (650) 369-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement

         On June 2, 2006, Genelabs Technologies, Inc. entered into a License and Research Collaboration Agreement with Novartis Institutes for BioMedical Research, Inc., for the research, development and commercialization of non-nucleoside compounds targeting the hepatitis C virus (HCV) NS5b polymerase. Under the agreement, the parties will collaborate to develop one or more compounds for the treatment of HCV. Novartis will have exclusive worldwide rights to develop and commercialize such compounds for HCV infection and other potential disease indications, as well as other compounds developed by Genelabs in the research program.

         Under the collaboration, Genelabs will receive upfront payments of $12.5 million and research funding of approximately $3 million to $4 million per year over a planned two-year research program. The amount of the research funding depends on the number of Genelabs' scientists working on the program. Novartis has the right to extend the research program and funding for an additional year. Genelabs could also receive over $175 million for achievement of specified development, regulatory and sales milestones if multiple compounds are commercialized and all potential clinical, regulatory and sales milestones are met. Research under the collaboration will be overseen by a committee with equal representation by the parties, with Novartis having the final decision right. If a product is approved for sale, Genelabs is also eligible to receive royalties on net sales of that product.

         In addition, Genelabs has granted Novartis an exclusive option to negotiate, for a limited period of time, for exclusive license rights to Genelabs' HCV NS5a program, in which compounds are currently in the lead optimization phase. Subject to the parties' mutual obligation to negotiate in good faith, Genelabs is not obligated to enter into a license with Novartis for its NS5a program.

         Under the License and Research Collaboration Agreement, each party may terminate the agreement if the other party commits an uncured material breach of its obligations. Novartis may also terminate the agreement without cause after the termination of the research program. In the event of a change of control of Genelabs involving a potential competitor, Novartis has the option to either terminate the Agreement or terminate only the research program, in which event the other provisions of the agreement will remain in effect, including Novartis' licenses and its obligations to make royalty and milestone payments. Novartis may also terminate the research program if Genelabs is unable to perform its research obligations due to lack of specified personnel or facilities.

         Lazard acted as financial advisor to Genelabs.

Forward-Looking Statements

         This report on Form 8-K contains forward-looking statements regarding the future collaboration with Novartis and payments that may be received under the collaboration with Novartis. These forward-looking statements are based on Genelabs' current expectations and are subject to uncertainties and risks that could cause actual results to differ materially from the statements made. Uncertainties and risks include, without limitation, the failure to commercialize multiple compounds or any compounds, that all or some of the potential clinical, regulatory and sales milestones are not met, failures or setbacks in Genelabs' HCV research and development programs; problems in the collaboration with Novartis; progress and announcements by competitors regarding their HCV programs; the potential delisting of Genelabs common stock from the Nasdaq Capital Market, failure by Genelabs to raise additional funds, or lease termination. Please see the information appearing in Genelabs' filings with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q, under the captions "Item 1A - Risk Factors" and "Forward-Looking Statements," for more discussion regarding uncertainties and risks associated with the company's research programs, early stage of development and other risks which may affect the company or cause actual results to differ from those included in the forward-looking statements. Genelabs does not undertake any obligation to update these forward-looking statements or risks to reflect events or circumstances after the date of this report on Form 8-K.


Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

         On June 5, 2006, Genelabs received a staff determination letter from The Nasdaq Stock Market, Inc. ("Nasdaq") stating that the minimum bid price of Genelabs' common stock does not meet the requirements of Nasdaq Marketplace Rule 4310(c)(4). That rule, in conjunction with Rule 4310(c)(8)(D), requires that the minimum bid price for Genelabs' common stock not remain below $1.00 per share for a period of 30 consecutive business days. The 30 consecutive business day period with respect to Genelabs' common stock ended on June 2, 2006, the last trading day before Genelabs announced the HCV collaboration with Novartis described under Item 1.01 above.

         Genelabs will regain compliance with Rule 4310(c)(4) if the bid price of Genelabs' common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days. Genelabs has until December 4, 2006 to regain compliance or its common stock may be delisted. On each of the three business days since Genelabs received the letter from Nasdaq, shares of Genelabs' common stock closed with a bid price greater than or equal to $1.83 per share.


Item 7.01.  Regulation FD Disclosure

         A copy of the Company's press release announcing its License and Research Collaboration Agreement with Novartis Institutes for BioMedical Research, Inc. is filed herewith and attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit Number       Description
--------------       -----------

99.1 Press Release of Registrant, dated June 5, 2006, entitled "Genelabs Announces Collaboration for Development and Commercialization of HCV Non-Nucleoside Drug Candidates"
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Genelabs Technologies, Inc.

Date: June 8, 2006                      By:   /s/ Matthew M. Loar
                                             ------------------------
                                        Name:   Matthew M. Loar
                                        Title:  Chief Financial Officer

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                                  EXHIBIT INDEX


Exhibit Number       Description
--------------       -----------

99.1 Press Release of Registrant, dated June 5, 2006, entitled "Genelabs Announces Collaboration for Development and Commercialization of HCV Non-Nucleoside Drug Candidates"